Exhibit 10.35

HUGHES-NORTHWEST, INC.

LANDLORD

and

ATOSSA GENETICS INC.,

TENANT

OFFICE LEASE AGREEMENT

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) is dated as of the 1st day of October, 2015 and is entered into by and between HUGHES-NORTHWEST, INC., a Washington corporation (“Landlord”), and ATOSSA GENETICS INC., (“Tenant”).

Landlord and Tenant agree as follows:

1.           Defined Terms; Lease Data; Exhibits.

1.1         Building and Premises. The “Building” means that certain office building known as the 2300 Eastlake Building with an address of 2300 Eastlake Avenue East, Seattle, Washington, situated on the real property (the “Property”) more particularly described in Exhibit A attached hereto. The Building contains approximately Seventeen Thousand Nine Hundred Ninety-one (17,991) rentable square feet. The “Premises” means that space consisting of Ten Thousand (10,000) rentable square feet on the second floor of the Building and known as Suite 200, as outlined on the floor plan attached hereto as Exhibit B. The rentable area of the Premises and Building has been determined in accordance with the “Standard Methods for Measuring Floor Area of Office Buildings” approved in 1996 by the American Standards Institute, Inc., and the Building Owners and Managers Association International (hereinafter “BOMA Standards”).

1.2         INTENTIONALLY DELETED

1.3         Tenant’s Pro Rata Share. “Tenant’s Pro Rata Share” means fifty-five and fifty-eight one hundredths percent (55.58%), calculated by dividing the total rentable square feet of the Premises by the total rentable square feet of the Building.

1.4         Term, Commencement Date. The term of this Lease shall be one (1) year. (the “Initial Term”), unless earlier terminated or extended as provided herein. The Initial Term shall commence on the later of a ten (10) days after the date of, substantial completion of Tenant Improvements to the premises, or November 5, 2015 (the “Commencement Date”). The initial Term shall end on the Commencement Date of Lease Agreement for premises of the same or greater square footage in the structure identified as 2701 Eastlake Avenue East, owned and operated by Landlord (the “Initial Term”) or January 1, 2017, whichever is earlier. The Parties will use best efforts to end this Initial Term as early as practicable. However, if it is not possible to occupy the successor premises in 2701 Eastlake Avenue East on or before January 1, 2017 the Initial Term may be extended by mutual agreement on a month to month basis on the same terms and conditions as at the end of the Initial term (the “Extension Term”).

1.5         Rent. Tenant shall pay to Landlord basic rent of Thirty Dollars ($30.00) per rentable square foot per year, adjusted as provided in Section 3.2 (“Basic Rent”). Tenant also shall pay as additional rent all expenses incurred by or chargeable to Tenant under this Lease (“Additional Rent”). Tenant has deposited with Landlord on the date hereof Twenty Five Thousand Dollars ($25,000.00) to be applied to Basic Rent first coming due under this Lease.

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1.6         Security Deposit. Tenant has deposited with Landlord on the date hereof Twenty five Thousand Eight Hundred Thirty-three Dollars and Thirty-three cents ($25,833.33) as a security deposit (the “Security Deposit”) to be held and disbursed by Landlord in accordance with Section 31.

1.7         Exhibits. Landlord and Tenant agree that this Lease is further subject to the provisions of the attached exhibits, which are listed below. The provisions of the exhibits are incorporated herein by this reference and made a part of this Lease.

Exhibit A	Legal Description
Exhibit B	Floor Plan
Exhibit C	Approved Space Plan and Work Letter

2.           Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions set forth herein the Premises, together with nonexclusive rights of ingress and egress over common areas in the Building. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building, or with respect to the suitability or fitness of either for the conduct of Tenant’s business or for any other purpose. The taking of possession or use of the Premises by Tenant for any purpose shall conclusively establish that the Premises and the Building were at such time in satisfactory condition.

3.           Rent.

3.1         Tenant Payment. Basic Rent for each year shall be payable in twelve (12) equal consecutive monthly installments. Tenant shall pay Landlord without notice Basic Rent, Additional Rent, and any other payments due hereunder (collectively, “Rent”), from and after the Commencement Date, without deduction or offset, in lawful money of the United States of America in advance on or before the first day of each month (or at other dates specified in this Lease) during the Term at Landlord’s address set forth on the signature page of this Lease, or to such other party or at such other place as Landlord may hereafter from time to time designate to Tenant in writing. Rent for any partial month at the beginning or end of the Term shall be prorated.

3.2         Basic Rent Adjustment Schedule. Basic Rent shall be adjusted annually on the anniversary of the Commencement Date as follows:

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Months	Basic Rent per square foot per Year	Monthly Installment	Annual Installment
Months 1-12	$30.00	$25,000.00	$300,000.00
Months 13-14	$31.00	$25,833.33	$51,666.66
Month 15-24 ( If Applicable )	$31.00	$25,833.33	$258,333.30

3.3         Intentionally Deleted

4.          Parking. Unless Tenant is in default hereunder, Tenant shall be entitled to parking stickers and/or cards equal to sixteen (16) parking spaces (the “Parking Passes”). Each Parking Pass shall entitle the vehicle on which the Parking Pass is presented to park in the parking garage located beneath the Building (the “Garage”) during Normal Office Hours in a non-preferential and non-exclusive basis. Tenant shall pay a monthly fee per Parking Pass in the amount of One Hundred Thirty-five Dollars ($135.00), plus any tax or assessment imposed by any governmental authority in connection with such parking privileges (the “Parking Fee”). The Parking Fee shall be adjusted annually on the anniversary of the Commencement Date to the prevailing market rate for such parking, as determined by Landlord. Landlord shall provide thirty (30) days’ written notice of the adjusted Parking Fee. The amount Tenant pays for each Parking Pass is not intended to cover the costs of repairing, maintaining and operating the Garage, which costs shall be included in Operating Expenses (as defined in Article 7). Landlord shall have exclusive control over the day-to-day operations of the Garage. No specific spaces in the Garage shall be assigned to Tenant. Landlord may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Garage, and Tenant shall abide by such rules and regulations and shall cause its employees and invitees to abide by such rules and regulations. In lieu of providing parking stickers or cards, Landlord may use any reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Garage. Landlord may designate the Garage for long term or employee parking only and Landlord may change such designations from time to time. Landlord may direct Tenant’s invitees and customers to other parking structures or lots within a reasonable distance from the Premises with space available on a first-come, first served non-exclusive basis in common with the general public. Landlord reserves the right to alter the size of the Garage and the configuration of parking spaces and driveways therein. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved or institute any other measures, including but not limited to valet, assisted or tandem parking, that Landlord determines are necessary or desirable for tenant requirements or orderly and efficient parking. Landlord at any time may substitute for Tenant’s Parking Passes an equivalent number of parking passes or spaces in a parking structure or subterranean parking facility or within a surface parking area located a reasonable distance from the Premises.

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5.          Construction of Tenant Improvements. Landlord, at Landlord’s sole cost and expense, shall provide Tenant Improvements based on the approved space plan and work letter Tenant’s Improvements shall be constructed and installed in a good and workmanlike manner and all materials used shall be of a quality comparable to those in the Building. Any additional Tenant Improvements beyond the scope of specifications on the approved space plan and work letter attached herein as “Exhibit C” shall be at the sole cost and expense of the Tenant. All Tenant Improvements shall be and remain the property of Landlord upon termination of this Lease; except as set forth in Section 13.

To the extent that there are any additional Tenant’s Improvements to be completed by Tenant, such Tenant’s Improvements shall be constructed and installed in a good and workmanlike manner and all materials used shall be of a quality comparable to those in the Building. Tenant shall maintain a safe working environment, including the continuation of all fire and security protection devices, if any, previously installed in the Premises by Landlord. All damages or injury done to the Premises or the Building by Tenant or by any persons who may be in or upon the Premises or the Building with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant and Tenant shall pay for all damage to the Building caused by acts or omissions of Tenant or Tenant’s officers, contractors, subcontractors, agents, invitees, licensees, employees, successors or assigns. Landlord’s consent to or oversight of any work by Tenant, shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same, except with respect to Landlord’s intentional misconduct. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of any Tenant Improvements.

Tenant has previously submitted the Plans and Specifications for Tenant Improvements (the “Plans”) to Landlord which are approved by Landlord. Tenant will promptly notify Landlord of any changes to the Final Plans that are required by the City of Seattle, in connection with any required permit approval, the costs of any such change shall be the sole responsibility of Tenant. Landlord will approve or reasonably disapprove the required changes in writing within five days after receiving notice of the same. If Landlord reasonably disapproves the changes required by the City of Seattle, Landlord and Tenant will cooperate to develop changes to the Final Plans that are approved by both Landlord and the City of Seattle.

Tenant will not occupy the Premises before the substantial completion of Tenant Improvements without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion. If Landlord consents, Tenant, during the early occupancy period, may only install Tenant’s furniture, fixtures and equipment and must comply with and observe all terms and conditions of this Lease and any site rules imposed by Landlord’s contractor.

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6.          Uses.

6.1         General Use. The Premises shall be used only for a general administrative office use (“Permitted Use”) and for no other business or other purpose without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. No act shall be done in or about the Premises that is unlawful nor shall Tenant do any act or install or operate any equipment in the Premises that will increase the then existing rate of insurance on the Building unless Tenant shall pay any increased cost of insurance as a component of Rent. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing in or about the Premises that disturbs the quiet enjoyment of any other tenant in the Building. Tenant shall not, without the prior written consent of Landlord, which may be withheld in its sole discretion, use, operate or maintain any apparatus, machinery, equipment or device in or about the Premises that will cause any significant noise, vibration or fumes or disturb the quiet enjoyment of any other tenant in the Building. If any of Tenant’s office machines or equipment should disturb the quiet enjoyment of any other tenants in the Building, then Tenant shall cease operating such equipment until it has provided adequate insulation or taken such other action as Landlord shall require to eliminate the disturbance. Tenant shall comply with all laws and regulations relating to its use or occupancy of the Premises, or to its Tenant Improvements or any alteration or improvement constructed by Tenant or at Tenant’s request in the Premises, or to the common areas of the Building and shall observe such reasonable rules and regulations concerning Tenant’s use or occupancy of the Premises or related to the common areas of the Building as may be adopted by Landlord from time to time and made available to Tenant.

6.2         Hazardous Materials. Tenant shall not use, dispose of or otherwise allow the release of any Hazardous Materials in, on or under the Premises, the Building, the Property, or any adjacent property, or in any improvements thereto, thereon or therein. As used herein, the term “Hazardous Materials” includes any substance, waste or material defined or designated as hazardous, toxic or dangerous (or any similar term) by any federal, state or local statute, regulation, rule or ordinance now or hereafter in effect. Tenant shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to Tenant’s, its agents’, employees’, or contractors’ use, collection, treatment, disposal, storage, control, removal or cleanup of Hazardous Materials in, on or under the Premises, the Building, the Property or any adjacent property, or incorporated in any improvements thereto, thereon or therein, at Tenant’s expense.

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After notice to Tenant and a reasonable opportunity for Tenant to effect such compliance, Landlord may, but shall not be obligated to, enter upon the Premises and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Premises. However, Landlord shall not be obligated to give Tenant notice and an opportunity to effect compliance if (i) such delay might result in material adverse harm to Landlord, the Premises, the Building or the Property; (ii) Tenant has already had actual knowledge of the situation and a reasonable opportunity to effect compliance, or (iii) Landlord reasonably believes that an emergency exists. Whether or not Tenant has actual knowledge of the release of Hazardous Materials on the Premises, the Building, the Property or any adjacent property as the result of Tenant’s use of the Premises, the Building or the Property, Tenant shall reimburse Landlord for the full amount of all costs and expenses incurred by Landlord relating to such Hazardous Materials or in connection with such compliance activities. Tenant shall notify Landlord immediately of any release of any Hazardous Materials on the Premises of which Tenant is aware.

Tenant agrees to indemnify and hold harmless Landlord against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expenses (including, without limitation, attorneys’ and other professional fees and disbursements) that may be imposed on, incurred or paid by, or asserted against Landlord, the Premises, the Building, or the Property by reason of, or in connection with (i) any misrepresentation, breach of warranty or other default by Tenant under this Section 6.2; (ii) the acts or omissions of Tenant, its officers, contractors, subcontractors, licensees, agents, servants, employees, guests, invitees or visitors, or any assignee or sublessee or other person for whom Tenant would otherwise be liable, resulting in the release of any Hazardous Materials; or (iii) the use, disposal or storage of any Hazardous Materials on the Premises, Property or Building by Tenant, its agents, employees, or contractors. All of Tenant’s obligations and liabilities under this Section 6.2 shall survive expiration or other termination of this Lease and shall be separately enforceable by Landlord.

7.           Additional Rent.

7.1         Tenant Payment. In addition to Basic Rent, Tenant shall pay to Landlord as “Additional Rent”, from and after the Commencement Date in the manner described below:

7.1.1 An amount equal to Tenant’s Pro Rata Share of any increase in Real Property Taxes over the tax base figure included in Basic Rent for the Base Year, as provided in Section 7.2.2 and Section 7.2.5.

7.1.2 Costs of special services rendered to Tenant for which a special charge is made.

7.2         Definitions.

7.2.3 Intentionally Deleted

7.2.4 “Real Property Taxes” shall mean real and personal property taxes, assessments (including local improvement or special benefit districts), and all other governmental impositions and charges of every kind and nature, including surcharges, now or hereafter imposed with respect to the Building, or any portion thereof, including, without limitation, all tenant improvements, and all improvements, fixtures, and equipment to, on or in the Building, and/or the use, occupancy or possession thereof; taxes on Property of Tenant (as defined in Section 8), which have not been paid by Tenant directly to the taxing authority; and any taxes levied or assessed in addition to, in lieu of, or as a substitute for, in whole or part, taxes now levied or assessed or any other tax upon owning, leasing or rents receivable by Landlord from the Building, but excluding any federal, state or local income tax or inheritance, gift, succession or franchise taxes imposed on Landlord.

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7.2.5 “Lease Year” shall mean each 12-month period commencing January 1 and ending December 31, or any portion thereof, during the Term.

7.2.6 “Estimated Payment” shall mean Landlord’s estimate of Tenant’s Pro Rata Share of Operating Expenses and Real Property Taxes for the following Lease Year to be given by Landlord to Tenant pursuant to Section 7.3 below.

7.2.7 “Base Year” shall mean the calendar year 2016.

7.3         Intentionally Deleted

7.4         Proration. If the Term commences or terminates on a date other than the first or last day of a month then Additional Rent for such first or final month shall be prorated to reflect the portion of such month(s) included in the Term. Such proration shall be made by multiplying Tenant’s Pro Rata Share for such calendar month(s) by a fraction the numerator of which is the number of days of the Term during such calendar month and the denominator of which is the number of days in such calendar month.

7.5         Landlord’s Records. The determination of Additional Rent shall be made by Landlord. All billings by Landlord to Tenant for Additional Rent shall be accompanied by reasonable back-up documentation or invoices evidencing expenditures made by Landlord.

8.           Personal Property Taxes. Tenant shall pay, prior to delinquency, all Personal Property Taxes (as defined below) payable with respect to all Property of Tenant (as defined below) located on the Premises or in the Building and promptly upon request of Landlord shall provide written proof of such payment. As used herein, “Property of Tenant” shall mean and include, without limitation, all personal property of Tenant including inventory, equipment, floor, ceiling and wall coverings, furniture and trade fixtures kept or used on or installed in the Premises and any Tenant Improvements and other improvements to the Premises that are owned by and separately assessed to Tenant. “Personal Property Taxes” shall include all property taxes assessed against the Property of Tenant, whether assessed as real or personal property.

9.          Taxes on Rent. The Rent provided for in this Lease is exclusive of any sales or other tax or charge upon, based upon or measured by rents payable to Landlord hereunder, or any tax or other charge based upon or measured by the number of employees of Tenant, or any other tax that is not currently in effect. If during the Term any such tax or other charge becomes payable by Landlord to any governmental authority, the Rent hereunder shall be deemed increased by such amount upon thirty (30) days’ written notice by Landlord to Tenant. The foregoing does not apply to federal, state or local income, gross receipts, inheritance, gift, succession or franchise taxes payable by Landlord.

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10.         Services by Landlord. Elevator service, building and parking garage access through the security system, electricity, the cooling, heating and ventilation system (HVAC), water and sewer shall be available at all times, subject to an after hours charge as set forth below. The Building shall be open to the general public during Normal Business Hours. “Normal Business Hours” shall be from 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding legal holidays. Electricity and HVAC shall be available to the Premises outside of Normal Business Hours at a rate of thirty dollars ($30.00) per hour (“After Hours Charge”). The After Hours Charge shall be paid by Tenant with the installment of Basic Rent next coming due following Tenant’s use of such after hours services. Landlord also shall provide daily (i.e., five days per week) janitorial service, lamp replacement for Landlord-furnished lighting, toilet room supplies and perimeter window washing, all with reasonable frequency. Landlord shall provide security cards, keys or other appropriate access devices that will allow Tenant access to the Premises at all times. Unless charged to individual tenants (including Tenant) as hereinafter provided, the costs of such Landlord services described in this Section 10 shall be included as part of Basic Rent under Section 1.5. Landlord shall not be liable for any loss or damage caused by or resulting from any variation, interruption or failure of such services due to any cause whatsoever, and no temporary interruption or failure of such services incident to the making of repairs, alterations or improvements or due to accident or strike conditions shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder.

If Tenant requires electrical, mechanical, cooling, heating, ventilation, or other requirements beyond the usage by a typical tenant, in Landlord’s reasonable judgment, then the cost of furnishing, installing, operating and maintaining the equipment and appurtenances (including separate meters if requested by Landlord to satisfy these requirements) shall be borne by Tenant, with Tenant either paying directly to the utility if separately metered or paying to Landlord, as Rent, the reasonable cost of providing such additional services, as determined by Landlord.

11.         Assignment and Subletting.

11.1       Transfers Requiring Consent. Tenant shall not cause or permit, directly or indirectly, voluntarily or involuntarily, any of the following events (individually and collectively, a “Transfer”) (or any amendment to the instrument affecting the same) without in each case first obtaining Landlord’s written consent, which may be withheld in Landlord’s sole discretion: (1) a sale, assignment, hypothecation, mortgage, encumbrance, conveyance or other transfer of this Lease (or any interest therein); (2) a sublease of the Premises or any portion thereof; or (3) the use or occupancy of the Premises or any portion thereof by anyone other than Tenant. If Tenant is a corporation, any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of, or power to vote, its outstanding voting stock (including redemption thereof), separately or in the aggregate, majority voting control, shall constitute a Transfer. If Tenant is a partnership or limited liability company, any transfer of this Lease by merger, consolidation, liquidation or dissolution of the partnership or limited liability company, or any change in the ownership of a majority of the partnership or membership interests shall constitute a Transfer. As a condition to Landlord’s approval, any potential assignee otherwise approved by Landlord shall assume and shall be jointly and severally liable with Tenant for all obligations of Tenant under this Lease and any sublessee shall assume and shall be jointly and severally liable with Tenant for all obligations of Tenant under this Lease with respect to the portion of the Premises that is subleased to such sublessee. This Lease shall not be assigned by operation of law.

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11.2       Procedures. Tenant shall request Landlord’s consent to any Transfer by written notice to Landlord at least sixty (60) days prior to the proposed effective date of the Transfer. Tenant’s notice shall include the following information: (a) the identity of the transferee, (b) the use of the Premises contemplated by the proposed transferee, (c) the proposed effective date of the Transfer; and shall be accompanied by (x) financial information regarding the proposed transferee and (y)  a copy of the proposed transfer agreement containing the terms of the agreement between the parties. Tenant shall promptly provide Landlord with any additional information concerning the proposed transferee (including financial information and detailed information regarding the proposed use of the Premises) reasonably requested by Landlord. In addition to exercising its right to disapprove of the Transfer, Landlord may elect at any time during such sixty (60) day period, (i) in the case of a Transfer for the balance of the Term, to terminate this Lease as it relates to such space proposed to be subleased by Tenant, or (ii) in the case of a Transfer for less than the balance of the Term, to temporarily delete such space from this Lease for the period of the proposed Transfer term only, in which either event Basic Rent and Tenant’s Pro Rata Share shall be adjusted as appropriate. In the event Landlord chooses not to exercise its rights under the preceding sentence and approves the Transfer under Section 11.1, then Tenant may proceed to enter into such Transfer. If Tenant transfers this Lease for more than the Rent then payable under this Lease, Tenant shall pay to Landlord the excess amount of rent or other consideration over the Rent reserved herein, as and when received by Tenant, as Rent hereunder. Landlord may charge Tenant a reasonable sum to reimburse Landlord for legal and administrative costs incurred in connection with reviewing any proposed Transfer and Tenant shall provide Landlord with a copy of the assignment or sublease agreement. No Transfer shall relieve Tenant of any liability under this Lease. Landlord’s consent to any Transfer shall not operate as a waiver of the necessity for consent to any subsequent Transfer.

11.3       Bankruptcy. If this Lease is assigned pursuant to the provisions of the Revised Bankruptcy Act, 11 U.S.C., Section 101, et seq., any and all consideration paid or payable in connection with such assignment shall be Landlord’s exclusive property and paid or delivered to Landlord, and shall not constitute the property of Tenant or Tenant’s estate in bankruptcy. Any person or entity to whom the Lease is assigned pursuant to the Revised Bankruptcy Act shall be deemed automatically to have assumed all of Tenant’s obligations under this Lease.

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12.           Care of Premises. Tenant shall keep the Premises in a neat, clean and sanitary condition and shall at all times preserve them in good condition and repair, ordinary wear and tear or damage due to casualty or condemnation that are not the obligation of Tenant to repair under Article 17 excepted. If Tenant shall fail to do so, Landlord may at its option place the Premises into said condition and state of repair, and in such case Tenant on demand shall pay or reimburse Landlord for the costs thereof. Tenant shall reimburse Landlord for the cost of replacing all broken glass in the Premises (or the Common Areas if damage is the result of the negligence or intentional acts of Tenant, its agents, employees, contractors or invitees) with glass of same or similar quality.

Tenant shall comply with all laws, rules and regulations, including without limitation any laws, rules, or regulations related to handicapped accessibility requirements, applicable to the Premises or the Building as a direct or indirect result of (a) Tenant’s use or occupancy of the Premises; and (b) any modifications, alterations or improvements constructed on the Premises or the Building by Tenant or at Tenant’s request, whether or not such modifications, alterations or improvements are approved by Landlord. Tenant shall observe such reasonable rules and regulations concerning Tenant’s use or occupancy of the Premises or related to the Common Areas as may be adopted by Landlord from time to time and made available to Tenant.

13.         Surrender of Premises; Removal of Property. Subject to the terms of Section 16 relating to damage and destruction, upon expiration or termination of the Term, whether by lapse of time or otherwise (including any holdover period), Tenant at its expense shall: (1) remove Tenant’s goods and effects and those of all persons claiming under Tenant, (2) repair and restore the Premises to a condition as good as received by Tenant from Landlord or as thereafter improved, reasonable wear and tear excepted, and (3) promptly and peacefully surrender the Premises (including surrender of all Tenant Improvements and/or other alterations, additions or improvements installed in the Premises by Landlord or Tenant, except Tenant’s trade fixtures that do not become part of the Building and the Required Removals as hereinafter defined) (the requirements of this sentence referred to as the “Restoration Obligation”). On or before the ninetieth (90th) day preceding the Expiration Date, Tenant shall notify Landlord in writing of the precise date upon which Tenant plans to surrender the premises to Landlord. On expiration of the Term, Tenant shall remove all of Tenant’s moveable equipment, furniture, trade fixtures and other personal property, all telecommunications and computer networking wiring and cabling serving the Premises from the Building, unless Landlord requires such materials to be surrendered to Landlord, and any alteration or Tenant Improvement identified by Landlord at least thirty (30) days prior to the Expiration Date (or within 30 days following the early termination of this Lease) (collectively the Required Removals”). Any property of Tenant not removed from the Premises shall be deemed, at Landlord’s option, to be abandoned by Tenant and Landlord may store such property in Tenant’s name at Tenant’s expense, and/or dispose of the same in any manner permitted by law at Tenant’s expense. Tenant shall repair at its sole cost and expense, all damage caused to the Premises or the Building by removal of the Required Removals, Improvements and Alterations as Tenant shall be allowed or required to remove from the Premises by Landlord. If the Premises are not surrendered as of the end of the Term in the manner and condition herein specified, Tenant shall indemnify, defend, protect and hold Landlord, its employees, agents and contractors harmless from and against any and all damages resulting from or caused by Tenant’s delay or failure in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant due to such delay or failure. Tenant acknowledges that Landlord shall be attempting to lease the Premises with any such lease to be effective upon expiration of the Term, and failure to surrender the Premises could cause Landlord to incur liability to such successor tenant for which Tenant shall be responsible. Tenant hereby waives all claims for damages that may be caused by Landlord’s reentering and taking possession of the Premises or removing and storing Tenant’s property as herein provided, and Tenant shall indemnify and hold harmless Landlord therefrom. No such reentry shall be considered or construed to be a forcible entry.

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14.         Alterations. Subject to installation of Tenant Improvements pursuant to Section 5, Tenant shall make no additions, changes, alterations or improvements (“Work”) to the Premises or any electrical, mechanical or fire protection facilities pertaining to the Premises without the prior written consent of Landlord. All Work shall be at Tenant’s sole cost and shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to those in the Premises and the Building and shall be in accordance with plans and specifications approved in writing by Landlord. Landlord requires that all Work be performed under Landlord’s supervision by Landlord approved contractor, and Tenant shall reimburse Landlord for any costs incurred as a result of such supervision. Tenant shall maintain a safe working environment, including the continuation of all fire and security protection devices, if any, previously installed in the Premises by Landlord. All damages or injury done to the Premises or the Building by Tenant or by any persons who may be in or upon the Premises or the Building with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant and Tenant shall pay for all damage to the Building caused by acts or omissions of Tenant or Tenant’s officers, contractors, subcontractors, agents, invitees, licensees, employees, successors or assigns. If Landlord consents to or supervises any Work by Tenant, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same, except with respect to Landlord’s intentional misconduct. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of any Work. All alterations, additions and improvements except Tenant’s trade fixtures that do not become a part of the Building shall remain in and be surrendered with the Premises as a part thereof at the expiration or sooner termination of this Lease; provided, however, that Landlord may identify Required Removals on Tenant’s plans. Tenant shall comply with all applicable laws, codes and regulations in connection with all Work.

15.         Entry and Inspection. Landlord at all reasonable times (and at any time in case of emergency) may enter the Premises for the purpose of inspection, cleaning, repairing, altering or improving the Premises or the Building subject to Tenant’s reasonable security requirements. Nothing in this Section 15 shall impose upon Landlord any obligation not expressly imposed elsewhere in this Lease. Landlord shall have the right at reasonable times to enter the Premises for the purpose of showing the Premises to any fee owners, ground lessors, holders of encumbrances on the interest of Landlord and any prospective purchasers, mortgagees, ground lessors or tenants of the Building or a portion thereof. If during the last month of the Term Tenant shall have removed substantially all of Tenant’s property and personnel from the Premises, Landlord may enter the Premises and repair, alter and redecorate the same without abatement of Rent and without liability to Tenant, and such acts shall have no effect on this Lease.

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16.         Damage or Destruction.

16.1       Damage and Repair. In case of damage to the Premises or the Building by fire or other casualty, Tenant immediately shall notify Landlord. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, if insurance proceeds sufficient for full restoration are unavailable for any reason, then Landlord no later than the sixtieth (60th) day following the damage may give Tenant a notice of election to terminate this Lease. In the event of such election this Lease shall be deemed to terminate on the third (3rd) day after the giving of such notice, and Tenant shall surrender possession of the Premises within fifteen (15) days thereafter, and the Rent shall be apportioned as of the date of Tenant’s surrender and any Rent paid for any period beyond such date shall be repaid to Tenant. If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building and insurance proceeds sufficient for restoration are available, or if Landlord does not elect to terminate this Lease under the second sentence of this Section 16.1, then Landlord shall restore the Building and the Premises (to the extent of the Tenant Improvements originally provided by Landlord hereunder) with reasonable promptness, subject to delays beyond Landlord’s control and delays in the making of insurance adjustments by Landlord, and Tenant shall have no right to terminate this Lease. To the extent that the Premises are rendered untenantable, Rent shall proportionally abate during the period of such untenantability, unless such damage resulted from or was contributed to directly or indirectly by the act, fault or neglect of Tenant, Tenant’s officers, contractors, subcontractors, agents, employees, invitees or licensees, in which case Rent shall abate only to the extent Landlord receives proceeds from any rental income insurance policy to compensate Landlord for a loss of Rent hereunder.

16.2       Business Interruption. No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or the Building. Landlord shall use reasonable efforts to effect any such repairs promptly.

16.3       Property of Tenant. Landlord shall not carry insurance of any kind on any property of Tenant, including inventory, equipment, floor, ceiling and wall coverings, furniture and trade fixtures, and any Tenant Improvements and other improvements to the Premises or Work in the Premises that are paid for or performed by Tenant and Landlord shall not be obligated to repair any damage thereto or replace the same. Tenant shall repair or restore such Tenant Improvements, Work and other Tenant property promptly following Landlord’s restoration of the Premises.

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17.         Indemnification. Tenant shall indemnify, hold harmless and defend Landlord, its agents, and employees from and against all liabilities, damages, suits, obligations, fines, losses, claims, actions, judgments, penalties, charges, costs, or expenses, including, without limitation, attorneys’ and other professional fees and disbursements (collectively, “Liabilities”), in conjunction with any loss of life, personal injury and/or property damage arising out of or relating to the occupancy or use by Tenant, its assignee, sublessee, agents, servants, employees, licensees, contractors, subcontractors, guests, visitors, or invitees of any part of the Premises or the Building, except to the extent caused or contributed to by Landlord’s own willful acts or Landlord’s breach of its obligations under this Lease. Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of the Building or any other third parties.

TENANT’S INITIALS: _____

18.         Insurance.

18.1      Liability Insurance. Throughout the Term Tenant, at its own expense, shall keep and maintain in full force and effect a policy of commercial general liability insurance including a contractual liability endorsement covering Tenant’s obligations under Section 17, insuring Tenant’s activities upon, in and about the Premises and the Building against claims of bodily injury or death or property damage or loss with a limit of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and in the aggregate (per policy year). In no event shall the deductible under such policy be in excess of Five Thousand Dollars ($5,000).

18.2      Property Insurance. Throughout the Term Tenant, at its own expense, shall keep and maintain in full force and effect what is commonly referred to as “all risk” coverage insurance or its equivalent (but excluding earthquake and flood) on all property of Tenant, including inventory, equipment, floor, ceiling and wall coverings, furniture and trade fixtures, and any Tenant Improvements and other improvements or Work to the Premises that are paid for or performed by Tenant in an amount not less than the then current One Hundred Percent (100%) replacement value thereof.

18.3      Workers’ Compensation Insurance. Throughout the Term Tenant, at its own expense, shall keep and maintain in full force and effect workers’ compensation insurance in an amount equal to at least the minimum statutory amount then currently required in the State of Washington.

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18.4       Insurance Policy Requirements. All insurance required under this Section 18 shall be with companies rated AX or better in Best’s Insurance Guide (or equivalent rating if such rating system is modified) and who are qualified to do business in the State of Washington. Tenant may, with the prior written consent of Landlord, elect to have reasonable deductibles in connection with the policy required pursuant to Section 18.2 above. No insurance policy required under this Section 18 shall be cancelled or reduced in coverage and each insurance policy shall provide that it is not subject to cancellation or material alteration except after thirty (30) days prior written notice to Landlord. Tenant shall deliver to Landlord prior to the Commencement Date and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same and, with the exception of the policy required under Section 18.3, naming Landlord as an additional insured thereunder, and each policy or certificate shall expressly provide that the interest of Landlord therein shall not be affected by any breach by Tenant of any provision of such policy or the policy for which such certificate evidences coverage. Further, all certificates shall expressly provide that the coverage evidenced thereby shall be primary and that any policies carried by Landlord shall be excess and noncontributory with such primary insurance. The limits of any required insurance policy shall not limit the liability of Tenant under this Lease.

18.5       Waiver of Subrogation. Notwithstanding any other provision to the contrary herein, Landlord and Tenant release each other, their agents and employees from liability and waive all right of recovery against each other for any loss from perils insured against under their respective policies for damage caused by fire or other perils (including those covered by all risk extended coverage) that are covered by insurance, regardless of any fault or negligence. Each party shall use reasonable efforts to cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party. The waiver of subrogation provided herein shall apply to the full extent, but only to the extent, that the same shall be valid and enforceable without impairment of insurance coverage.

19.         Signs. Tenant shall not place on the exterior of the Premises or the Building, or on any exterior door or wall or the exterior or interior of any window thereof, or on any part of the interior of the Premises visible from the exterior thereof, any sign or advertising matter and shall not place any decoration, letter or other thing of any kind on the glass of any window or door of the Premises, without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. With respect to any sign or advertising matter or decoration approved by Landlord, Tenant at its sole cost and expense shall maintain the same in good condition and repair at all times. Landlord reserves the right to remove temporarily Tenant’s sign during any period when Landlord repairs, restores, constructs or renovates the Premises or the Building. Upon the expiration or sooner termination of this Lease, Tenant at Landlord’s request shall remove all signs, advertising matters or decorations at its sole cost and expense and repair any resulting damage to the Premises and the Building.

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20.         Insolvency and Liens.

20.1       Insolvency. If Tenant becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, trustee or other liquidating officer is appointed for the business of Tenant, Landlord at its option may terminate this Lease and Tenant’s right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding, or Landlord may treat such insolvency as a default under Section 22 of this Lease and invoke any and all remedies available thereunder. In the event of an assumption or assignment by operation of law under the Federal Bankruptcy Code or any state bankruptcy or insolvency law and Landlord elects not to terminate this Lease (or is otherwise prevented from electing to terminate this Lease), the trustee in assuming this Lease or any assignee thereof shall: (a) remedy Tenant’s prior default under this Lease, (b) be bound by and assume all of the terms and conditions of this Lease, and (c) provide adequate assurances of future performance of all the terms, conditions and covenants of this Lease, which shall include making the following express covenants to the Landlord: (1) there is sufficient capital to pay all Rent due under the Lease for the entire Term, (2) assumption of the Lease by any assignee will not cause Landlord to be in violation or breach of any provision of any other lease, finance agreement, security instrument or operating agreement concerning the Building or the Property, and (3) such assumption or assignment by the assignee will not substantially disrupt or impair any existing tenant mix or development plans for the Building or the Property.

20.2       Liens. Tenant shall not permit any lien to be filed against the Premises, the Building or the Property by reason of obligations incurred by or on behalf of Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability from any such lien. If any lien is filed against the Premises, the Building or the Property by any person claiming by, through or under Tenant, Tenant shall, at Tenant’s expense, immediately cause such lien to be released, or, at Landlord’s election, furnish to Landlord a bond in form and amount and issued by a surety satisfactory to Landlord, indemnifying Landlord, the Building and the Property against all liability, costs and expenses, including attorneys’ fees, which Landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Premises arising from work done or materials provided to and for Tenant, if, and only if, such proceedings suspend the collection thereof from Landlord, Tenant and the Premises, and neither the Premises, the Building, the Property nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

21.         Condemnation.

21.1       Entire Taking. If all of the Premises or the Building or such portions of the Building as may be required for the reasonable use of the Premises in Landlord’s reasonable opinion, are taken by eminent domain or conveyance in lieu thereof, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rent shall be paid to that date.

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21.2       Partial Taking. In the event of a taking of a part of the Building other than the Premises or of a portion of the Property, and if Landlord determines that the Building should be restored in such a way as to alter the Premises materially, Landlord may terminate this Lease and the term and estate hereby granted by notifying Tenant of such termination within sixty (60) days following the date of vesting of title; and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set forth for the expiration of the Term, and the Rent hereunder shall be apportioned as of such date. Subject to the foregoing provisions of this Section 21.2, in case of taking of a part of the Premises, or a portion of the Building or the Property not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the net rentable area of the Premises is reduced (or if none of the Premises is taken, based on the proportion by which the use of the Premises is materially reduced), such Rent reduction to be effective as of the date title to such portion vests in the condemning authority.

21.3      Awards and Damages. Landlord reserves all rights to damages to the Premises for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award (except for Property of Tenant as defined in Section 8), and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest. Tenant shall have the right however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant’s moving expenses, business interruption or taking of Property of Tenant (not including Tenant’s leasehold interest), but only to the extent that such loss is awarded separately in the eminent domain proceeding and not out of or as part of the damages recoverable by Landlord.

22.         Default; Remedies.

22.1       Events of Default. Each of the following shall be deemed a default by Tenant and a material breach of this Lease:

22.1.8 Failure by Tenant to pay when due any Rent hereunder; or

22.1.9 Failure by Tenant to perform or observe any of the other terms, covenants, conditions, agreements or provisions of this Lease if such failure shall continue for a period of fifteen (15) days after written notice thereof has been given to Tenant; provided, however, that if any such failure cannot reasonably be cured within such fifteen (15) day period, then Tenant shall not be deemed to be in default if Tenant commences to cure such failure within such fifteen (15) day period for as long as Tenant is diligently prosecuting the cure thereof up to a total of forty-five (45) days after the notice from Landlord has been given; or

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22.1.10 Any misrepresentation or material omission of information made by Tenant orally to Landlord or in any documents or other materials provided by Tenant to Landlord in connection with this Lease;

22.1.11 Any vacation or abandonment by Tenant of the Premises. As used herein “vacation” shall mean a prolonged absence from the Premises, and “abandonment” shall mean an absence from the Premises of five (5) days or more while Tenant is in default; and

22.1.12 Tenant’s failure to restore the Security Deposit to the amount required hereunder within the time required under Section 31.

22.2       Landlord Remedies for Tenant Default. If any default occurs hereunder, Landlord may, at any time thereafter and without waiving any other rights hereunder, do one or more of the following:

22.2.13 Landlord’s Reentry. At its option, Landlord may enter the Premises or any part thereof, either with or without process of law, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease and as agent of Tenant, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof), and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default reentry and/or disposition by summary proceedings or otherwise, all Rent shall become due thereupon and be paid up to the time of such reentry or dispossession together with such expenses as Landlord may incur for attorneys’ fees, advertising expenses, brokerage fees and/or putting the Premises in good order or preparing the same for rerental, together with interest thereon as provided in Section 22.5 hereof, accruing from the date of any such expenditure by Landlord. No such reentry or taking possession of the Premises shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant.

22.2.14 Reletting of Premises. At the option of Landlord, any rents received by Landlord from any reletting as described in Section 22.2.1 shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent; second, to the payment of any costs and expenses of such reletting and including, but not limited to, attorneys’ fees, advertising fees and brokerage fees, and to the payment of any repairs, renovations, remodeling, redecoration, alterations and changes in the Premises; third, to the payment of Rent due and to become due hereunder, and, if after so applying said rents there is any deficiency in the Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any months shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. The failure or refusal of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant’s liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the rent thereof, but Landlord shall attempt to mitigate its damages to the extent required by law (including the use of good faith efforts to relet the Premises), and in no event shall Tenant be entitled to receive any excess of net rents collected over sums payable by Tenant to Landlord hereunder.

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22.2.15 Termination. Notwithstanding any reletting without termination as described in Section 22.2.1, Landlord may at any time elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedies it may have, Landlord may recover from Tenant the present value of the entire amount of Rent reserved by this Lease for the balance of the Term, as it may have been extended, over the then fair market rental value of the Premises for the same period, plus all expenses, including court costs and attorneys’ fees, incurred by Landlord in the collection of the same.

22.3      Cumulative Remedies. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

22.4      Right to Perform. If Tenant shall fail to pay any sum of money, required to be paid by Tenant to a person or entity other than Landlord or shall fail to perform any other act to be performed by Tenant hereunder, and such failure shall continue for twenty (20) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. Notwithstanding any other provision hereof, Landlord may undertake repairs in an emergency or to prevent further damage to the Building or the Premises without delivery of notice and expiration of the cure period. Tenant shall promptly on demand reimburse Landlord for any such payment or the cost of performing any such act, and shall pay Landlord interest thereon at the rate provided in Section 22.5.

22.5      Late Payments. All Rent not paid within three (3) days of the due date hereunder shall bear interest from the date due at the rate of twelve percent (12%) per annum or the maximum permitted by law, whichever is less. In addition to any interest that may be charged hereunder, if Tenant has been late in any payment more than once in any twelve (12) month period, then Landlord, at its option, may collect from Tenant a service charge for the collection of any subsequent payment during that twelve (12) month period that is not made within three (3) days of the due date in the amount equal to four percent (4%) of the amount due.

22.6      Waiver of Redemption Rights. Tenant, for itself and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all right and privilege, which they or any of them may have under or by reason of any present or future law, to redeem the Premises or have a continuance of this Lease for the term hereof, as it may have been extended, after having been dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

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23.         Subordination to Mortgage. This Lease is and shall be subordinate to any mortgage or deed of trust placed at any time on the Building or the Property by Landlord and to any and all advances to be made thereunder and to interest thereon and all modifications, renewals and replacements or extensions thereof (“Landlord’s Mortgage”), and Tenant shall attorn to the holder of any Landlord’s Mortgage or any person or persons purchasing or otherwise acquiring the Building, the Property or the Premises at any sale or other proceeding under any Landlord’s Mortgage; provided, however, that so long as Tenant is not in default hereunder, Tenant’s possession of the Premises shall not be disturbed and all other rights of Tenant under this Lease shall be recognized; provided, further, that Tenant’s attornment shall be deemed to occur automatically without further agreement of Tenant. If the holder or prospective holder of any Landlord’s Mortgage wishes to have this Lease as a prior lien to the Landlord’s Mortgage, it shall be so deemed upon the holder thereof so notifying Tenant. Tenant shall properly execute and deliver within ten (10) days after written notice any documents Landlord or the holder of any Landlord’s Mortgage may require to carry out the provisions of this section. If, in connection with obtaining financing for the Property or the Building, any holder of a Landlord’s Mortgage shall request modifications in this Lease as a condition to such financing, Tenant shall not withhold, delay or defer its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

24.         Holdover. If Tenant shall, with the written consent of Landlord, hold over beyond the expiration of the Term, which hold over shall include Tenant’s failure to complete its Restoration Obligation, or if Landlord shall so notify Tenant at any time upon or after the expiration of the Term, such tenancy shall be deemed a month-to-month tenancy that may be terminated as provided by applicable state law. During such tenancy Tenant shall be bound by all the terms, covenants and conditions as herein specified as far as applicable, except rental, which shall be One Hundred Fifty Percent (150%) of the Rent due prior to the expiration of the Term.

25.         Notices. All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by overnight courier to Landlord and to Tenant at the addresses set forth on the signature page of this Lease (except that, after the Lease commences, any such notice may be so mailed or delivered by hand to Tenant at the Premises), and to the holder of any Landlord’s Mortgage at such place as such holder shall specify to Tenant in writing; or to such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given at the earlier of three (3) days after the date of such mailing or upon the date of receipt.

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26.         Costs and Attorneys’ Fees. If Landlord employs attorneys in connection with the enforcement of this Lease, then Tenant shall promptly reimburse Landlord for all reasonable attorneys’ fees (including court costs and disbursements) so incurred, regardless of whether suit is commenced. If Tenant or Landlord shall bring any action arising out of this Lease, the losing party shall reimburse the prevailing party for all reasonable attorneys’ fees (including court costs and disbursements) incurred in such suit, at trial and on appeal, and such attorneys’ fees shall be deemed to have accrued on the commencement of such action.

27.         Certificates. Tenant, shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date this Lease was executed and the date it expires; the Commencement Date and the date Tenant accepted the Premises; the amount of Basic Rent and any then applicable Additional Rent and any other sums payable under the Lease and date to which such rent and/or other sums have been paid; and certifying to the best of its knowledge: that this Lease is in full force and effect and has not been assigned, ratified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this tenancy (or specifying the date and terms of any other agreements as to this tenancy); that all conditions under this Lease to be performed by the Landlord have been satisfied (or specifying any such unsatisfied conditions and the extent to which such conditions are unsatisfied); that all required contributions by Landlord to Tenant on account of the Tenant Improvements have been received (or specifying the nature and amount of any such contributions that have not been received); that on this date there are no existing claims, defenses or offsets that the Tenant has against the enforcement of this Lease by the Landlord (or specifying the nature and amount of any such claims, defenses or offsets); that no Rent has been paid more than one month in advance (or specifying the amount and payment dates of any Rent that has been so paid); the amount of the Security Deposit held by Landlord (if any); and any other information or items reasonably requested by Landlord. It is intended that any such statement delivered pursuant to this Section 27 may be relied upon by Landlord and any prospective purchaser of or prospective holder of any mortgage upon Landlord’s interest in the Building and/or the Property. If Tenant shall fail to provide such estoppel certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to any prospective purchaser or mortgagee and to have certified that this Lease is in full force and effect, that there are no uncured defaults in Landlord’s performance, that the Security Deposit is as stated in the Lease, and that not more than one month’s Rent has been paid in advance.

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28.         Transfer of Landlord’s Interest; Limitation of Liability. In the event of any transfer or transfers of Landlord’s interest in the Premises or in the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer. Tenant agrees to attorn to the transferee, such attornment shall be deemed to occur automatically without further agreement of Tenant. Notwithstanding any other Lease provision, all covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord’s interest in the Building and the Property, but are made and intended for the purpose of binding only the Landlord’s interest in the Building and the Property, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners, members, shareholders, directors and officers or their respective heirs, legal representatives, successors or assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord contained in this Lease.

29.         Nonwaiver. Waiver by Landlord of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of any Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

30.         Quiet Possession. Landlord warrants that so long as Tenant is not in default under this Lease beyond any applicable cure period and so long as this Lease has not been terminated, Tenant’s quiet possession of the Premises during the Term shall not be disturbed by Landlord or others claiming through Landlord.

31.         Application of Security Deposit. As security for the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant has paid to Landlord the Security Deposit specified in Section 1.6, receipt of which is hereby acknowledged. If Tenant shall default with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent, then Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any sum which Landlord may be required to spend or incur by reason of Tenant’s default or any other sum which Landlord may in its reasonable discretion deem necessary to spend or incur by reason of Tenant’s default. In such event, Tenant within five (5) days of written demand therefor by Landlord shall deposit with Landlord the amount so applied. If Tenant shall have fully complied with all covenants and conditions of this Lease, but not otherwise, the amount of the Security Deposit then held by Landlord shall be repaid to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or sooner termination of this Lease. In the event of Tenant’s default, Landlord’s rights to retain the Security Deposit shall be deemed to be in addition to any and all other rights and remedies at law or in equity available to Landlord for Tenant’s default under this Lease. Landlord shall not be required to keep any Security Deposit separate from its general funds and Tenant shall not be entitled to any interest thereon.

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32.         General.

32.1       Headings. Titles or captions to sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

32.2       Successors and Assigns. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and permitted assigns.

32.3       No Brokers. Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees from Landlord in respect of the negotiation, execution or delivery of this Lease and Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person based on any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this Section 32.3 shall not apply to brokers with whom Landlord has an express written brokerage agreement.

32.4      Entire Agreement. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises and Tenant’s use of the Building and the Property and other matters set forth in this Lease. No prior agreements or understandings pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

32.5       Severability. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall remain in full force and effect.

32.6       Force Majeure. Time periods for Landlord’s performance under any provisions of this Lease shall be extended for periods of time during which Landlord’s performance is prevented due to circumstances beyond Landlord’s control, including without limitation, strikes, embargoes, shortages of labor or materials, governmental regulations, acts of God, war or other strife.

32.7       Changes to Building. Landlord may at its option make any repairs, alterations, additions or improvements that Landlord may deem necessary or advisable for the preservation, safety or improvement of the Building, so long as Tenant has reasonable access to the Premises. Landlord shall have the right from time to time without thereby creating an actual or constructive eviction or incurring any liability to Tenant, to renovate, repair, replace, and/or change the arrangement or location of any of the following: sidewalks, terraces, landscaping, loading and/or delivery areas, parking areas, lobbies, entrances, passageways, doors and doorways, corridors, stairs, toilets and other common areas of the Building, mechanical, cooling, heating, ventilation, security, electrical, lighting, plumbing and other systems servicing the Building, and other similar common service portions of the Building. Landlord may change the name of the Building at any time.

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32.8       Building Directory. Landlord shall maintain in the Building or on the Property a directory that shall include the name of the Tenant.

32.9       Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Washington. Venue shall be in King County Superior Court.

32.10     Authority. If Tenant is a corporation, the individual executing this Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of the Tenant in accordance with a duly adopted resolution of the board of directors of Tenant and in accordance with Tenant’s bylaws, and that this Lease is binding upon Tenant in accordance with its terms. At Landlord’s request, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the board of directors of Tenant authorizing or ratifying the execution of this Lease or provide other evidence of Tenant’s authority reasonably satisfactory to Landlord.

32.11     Waiver of Jury Trial. The parties hereto waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that Tenant has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of Tenant’s own free will, and that Tenant has had the opportunity to discuss this waiver with counsel. Tenant further acknowledges that Tenant has read and understands the meaning and ramifications of this waiver provision, and, as evidence of this fact, signs his initials.

TENANT’S INITIALS: _____

32.12    Time of Essence. Time is of the essence of this Lease.

32.13    Execution in Counterparts. This Lease may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

32.14    No Recording. Neither this Lease nor any memorandum hereof shall be recorded in the real property records of the county wherein the Property is located.

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32.15    Computation of Time. The word “day” means “calendar day” herein and the computation of time shall include all Saturdays, Sundays and holidays for purposes of determining time periods specified herein.

32.16    Joint and Several Liability. If more than one person executes this Lease as Tenant, then (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally and any act of or notice from, or notice or refund to, or signature of, any one or more of them, with respect to the tenancy of this Lease, including without limitation any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

IN WITNESS WHEREOF, the Landlord and the Tenant have signed their name and affixed their seals the day and year first above written.

LANDLORD:	HUGHES-NORTHWEST, INC.
a Washington corporation

	Address:	2323 Eastlake Avenue East, 4th Floor
Seattle, WA 98102-3305

/s/ Christopher R. Hughes
Christopher R. Hughes, President

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TENANT:	ATOSSA GENETICS INC.

	Address:	2345 Eastlake Avenue East, Suite 201
Seattle, WA 98102-6502

By /s/ Kyle Guse

	Its	CFO

EXHIBITS:

A	LEGAL DESCRIPTION
B	FLOOR PLAN
C	APPROVED SPACE PLAN AND WORK LETTER

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Landlord’s Acknowledgement

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this _____ day of _____________, 20__, before me, a Notary Public in and for the State of Washington, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the ______________________, of HUGHES-NORTHWEST, INC., a Washington corporation, to be the free and voluntary act and deed of said company for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

NOTARY PUBLIC in and for the State of Washington, residing at ____________________
My appointment expires ____________________

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Tenant’s Acknowledgement

STATE OF WASHINGTON	)
) ss.
COUNTY OF _______	)

On this _____ day of _______________, 20__, before me, a Notary Public in and for the State of Washington, personally appeared _________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that ___ was authorized to execute the instrument, and acknowledged it as the ______________ of ____________________, to be the free and voluntary act and deed of said _______________ for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

NOTARY PUBLIC in and for the State of Washington, residing at ____________________
My appointment expires ____________________

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EXHIBIT A

LEGAL DESCRIPTION

Lots 25 and 26 in block 12, Greene’s Addition to the City of Seattle, as Recorded in volume 2 of Plats, Page 73, Records of King County Washington.

EXCEPT the West 7.5 feet for Eastlake Avenue, condemned in King County Superior Court, Cause No. 56815 under Ordinance No. 14883.

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EXHIBIT B

FLOOR PLAN

[attached]

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EXHIBIT C

APPROVED SPACE PLAN AND WORK LETTER

[attached]

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